                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549





                                   FORM T-1
                                   --------


                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE



               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)



                       ---------------------------------



                      THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)



  A NATIONAL BANKING ASSOCIATION                          36-0899825
                                                        (I.R.S. EMPLOYER
                                                      IDENTIFICATION NUMBER)


ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                 60670-0126
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)



                      THE FIRST NATIONAL BANK OF CHICAGO
                     ONE FIRST NATIONAL PLAZA, SUITE 0286
                        CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)





                      -----------------------------------

                               XEROX CORPORATION
        (EXACT NAME OF OBLIGORS AS SPECIFIED IN THEIR TRUST AGREEMENTS)




            NEW YORK                                       16-0468020
 (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NUMBER)


P. O. BOX 1600
STAMFORD, CONNECTICUT                                       06904-1600
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)


                        CONVERTIBLE DEBENTURES DUE 2018
                        (TITLE OF INDENTURE SECURITIES)

Item 1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING
         --------------------
         INFORMATION AS TO THE TRUSTEE:

         (A) NAME AND ADDRESS OF EACH EXAMINING OR
         SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

         Comptroller of Currency, Washington, D.C.;
         Federal Deposit Insurance Corporation,
         Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

         (B) WHETHER IT IS AUTHORIZED TO EXERCISE
         CORPORATE TRUST POWERS.

         The trustee is authorized to exercise corporate trust powers.


ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          ------------------------------
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
          -----------------
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
              Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 2nd day of July, 1998.


            THE FIRST NATIONAL BANK OF CHICAGO,
            TRUSTEE


            BY /s/ Steven M. Wagner
              ___________________________________________
               STEVEN M. WAGNER
               FIRST VICE PRESIDENT





* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS
BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-3 OF U S WEST CAPITAL FUNDING, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1998 (REGISTRATION NO. 333-51907-01).

                                 EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                         July 2, 1998


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture of Xerox Corporation to The First National Bank of Chicago, as Trustee, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.



                    Very truly yours,

                    THE FIRST NATIONAL BANK OF CHICAGO



               BY: /s/ Steven M. Wagner
                  ______________________________________
                    STEVEN M. WAGNER
                    FIRST VICE PRESIDENT

                                 EXHIBIT 7

Legal Title of Bank:     The First National Bank of Chicago  Call Date: 03/31/98  ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460  Page RC-1
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                         DOLLAR AMOUNTS IN THOUSANDS                 C400
                                                                                                                 ------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule
RC-A):                                                                                               RCFD
                                                                                                     ----
     a. Noninterest-bearing balances and currency and coin(1).........                               0081        4,141,168    1.a
     b. Interest-bearing balances(2)..................................                               0071        5,142,787    1.b
2.   Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A).....                               1754                0    2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)..                               1773        7,819,811    2.b
3.   Federal funds sold and securities purchased under agreements to
     resell                                                                                          1350        5,619,157    3.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule        RCFD
                                                                       ----
     RC-C)...........................................................  2122     26,140,376  4.a
     b. LESS: Allowance for loan and lease losses....................  3123        417,371  4.b
     c. LESS: Allocated transfer risk reserve........................  3128              0  4.c
     d. Loans and leases, net of unearned income, allowance, and                                     RCFD
                                                                                                     ----
     reserve (item 4.a minus 4.b and 4.c)............................                                2125        25,723,005   4.d
5.   Trading assets (from Schedule RD-D)                                                             3545         5,795,159   5.
6.   Premises and fixed assets (including capitalized leases)                                        2145           757,033   6.
7.   Other real estate owned (from Schedule RC-M).....................                               2150             6,547   7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)...................................                               2130           135,327   8.
9.   Customers' liability to this bank on acceptances outstanding.....                               2155           512,763   9.
10.  Intangible assets (from Schedule RC-M)...........................                               2143           261,456  10.
11.  Other assets (from Schedule RC-F)................................                               2160         2,223,495  11.
12.  Total assets (sum of items 1 through 11).........................                               2170        58,137,708  12.


------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:     The First National Bank of Chicago  Call Date:  03/31/98 ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460  Page RC-2
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------


SCHEDULE RC-CONTINUED

                                                                        DOLLAR AMOUNTS IN
                                                                            THOUSANDS
                                                                        -----------------

LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C                                   RCON
                                                                                                ----
     from Schedule RC-E, part 1).....................................                           2200  21,551,932   13.a
     (1) Noninterest-bearing(1)......................................                           6631   9,361,049   13.a1
     (2) Interest-bearing............................................                           6636  12,190,883   13.a2

     b.  In foreign offices, Edge and Agreement subsidiaries, and                               RCFN
                                                                                                ----
     IBFs (from Schedule RC-E, part II)..............................                           2200  14,511,110   13.b
     (1) Noninterest bearing.........................................                           6631     604,859   13.b1
     (2) Interest-bearing............................................                           6636  13,906,251   13.b2
14.  Federal funds purchased and securities sold under agreements
     to repurchase:                                                                        RCFD 2800   3.887,022   14
15.  a. Demand notes issued to the U.S. Treasury                                           RCON 2840      63,092   15.a
     b. Trading Liabilities(from Sechedule RC-D).....................                      RCFD 3548   5,918,194   15.b
16.  Other borrowed money:                                                                 RCFD
                                                                                           ----
     a. With original maturity of one year or less...................                           2332   3,134,696   16.a
     b. With original  maturity of more than one year................                           A547     381,681   16.b
     c.  With original maturity of more than three years ............                           A548     326,551   16.c

17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding.........                           2920     512,763   18.
19.  Subordinated notes and debentures...............................                           3200   2,000,000   19.
20.  Other liabilities (from Schedule RC-G)..........................                           2930   1,163,747   20.
21.  Total liabilities (sum of items 13 through 20)..................                           2948  53,450,788   21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus...................                           3838           0   23.
24.  Common stock....................................................                           3230     200,858   24.
25.  Surplus (exclude all surplus related to preferred stock)........                           3839   3,107,585   25.
26.  a. Undivided profits and capital reserves.......................                           3632   1,359,598   26.a
     b. Net unrealized holding gains (losses) on available-for-sale
     securities......................................................                           8434      18,975   26.b
27.  Cumulative foreign currency translation adjustments.............                           3284         (96)  27.
28.  Total equity capital (sum of items 23 through 27)...............                           3210   4,686,920   28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28)...........................                           3300  58,137,708   29.


Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external Number auditors as of any date during 1996 . . . . . . . . . . . . . . . . . . . . . . . ....RCFD 6724  M.1.

1 =  Independent audit of the bank conducted in           4 =   Directors' examination of the bank
     accordance with generally accepted auditing                performed by other external auditors (may be required by
     standards by a certified public accounting firm            state chartering authority)
     which submits a report on the bank                   5 =   Review of the bank's financial statements
2=   Independent audit of the bank's parent                     by external auditors
     holding company conducted in accordance with         6 =   Compilation of the bank's financial
     generally accepted auditing standards by a                 statements by external auditors
     certified public accounting firm which               7 =   Other audit procedures (excluding tax preparation work)
     submits a report on the consolidated holding         8 =   No external audit work
     company (but not on the bank separately)
3 =  Directors' examination of the bank conducted
     in accordance with generally accepted auditing
     standards by a certified public accounting firm
     (may be required by state chartering authority)

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.